PRESS RELEASE

FOR IMMEDIATE RELEASE	FOR FURTHER INFORMATION CONTACT:
April 2, 2012	Landmark National Bank
Patrick L. Alexander, President and CEO
(785) 565-2000

Landmark National Bank Completes Acquisition of The Wellsville Bank

(Manhattan, KS, April 2, 2012) Landmark National Bank, the wholly-owned bank subsidiary of Landmark Bancorp, Inc. (NASDAQ: LARK), announced today the completion of its acquisition of The Wellsville Bank from Wellsville Bancshares, Inc., effective April 1, 2012. The acquisition was effected through the merger of The Wellsville Bank with and into Landmark National Bank.

The acquisition adds one additional branch, located in Wellsville, Kansas, to Landmark’s existing branch network, giving Landmark a total of 22 offices in 17 communities across Kansas. With combined assets of approximately $655 million after the acquisition, Landmark Bancorp, Inc., the parent company of Landmark National Bank, ranks as the 2nd largest public bank holding company in Kansas.

Patrick L. Alexander, President and CEO of Landmark National Bank, said, “We are excited about completing our acquisition of The Wellsville Bank. We look forward to welcoming our new customer base to the Landmark organization and continuing to provide all of our customers, including those joining us through this acquisition, with a community- and customer-focused partner offering a wide range of valuable products and services.”

Elizabeth A. Moherman, who was Chairman of the Board of The Wellsville Bank added, “The Moherman family has been involved with The Wellsville Bank since its founding in 1885. My late husband, Richard Moherman, began working at The Wellsville Bank in August 1958 where he held a variety of positions over his career, including Chairman of the Board at the time of his passing in 2010. He always made sure the bank was safe, strong, and operated as a community bank serving customers and the Wellsville community. We are thrilled to be joining forces with a strong community bank such as Landmark, as we believe they are a terrific match for our customers, our associates, and the Wellsville community.

Landmark Bancorp, Inc., the holding company for Landmark National Bank, is listed on the NASDAQ Global Market under the symbol “LARK.” Headquartered in Manhattan, Kansas, Landmark National Bank is a community banking organization dedicated to providing quality financial and banking services. Landmark National Bank has 22 locations in 17 communities across Kansas: Manhattan (2), Auburn, Dodge City (2), Fort Scott, Garden City, Great Bend (2), Hoisington, Junction City, LaCrosse, Lawrence (2), Louisburg, Osage City, Osawatomie, Paola, Topeka (2), Wamego, and Wellsville, Kansas. Visit www.banklandmark.com for more information.

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Special Note Concerning Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the financial condition, results of operations, plans, objectives, future performance and business of Landmark Bancorp, Inc. (the “Company”). Forward-looking statements, which may be based upon beliefs, expectations and assumptions of the Company’s management and on information currently available to management, are generally identifiable by the use of words such as “believe,” “expect,” “anticipate,” “plan,” “intend,” “estimate,” “may,” “will,” “would,” “could,” “should” or other similar expressions. Additionally, all statements in this press release, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events. A number of factors, many of which are beyond our ability to control or predict, could cause actual results to differ materially from those in our forward-looking statements. These factors include, among others, the following: (i) the strength of the local and national economy; (ii) changes in state and federal laws, regulations and governmental policies concerning our general business; (iii) changes technology and the ability to develop and maintain secure and reliable electronic systems; (iv) changes in interest rates and prepayment rates of our assets; (v) increased competition in the financial services sector and the inability to attract new customers; (vi) the economic impact of armed conflict or terrorist acts involving the United States; (vii) the loss of key executives or employees; (viii) changes in consumer spending; (ix) unexpected outcomes of existing or new litigation; (x) changes in accounting policies and practices; (xi) ability to manage credit risk, forecast loan losses and maintain an adequate allowance for loan losses; (xii) declines in the value of our investment portfolio; (xiii) the ability to raise additional capital; and (xiv) declines in real estate values; (xiv) and the ability to successfully integrate acquired businesses and future growth. These risks and uncertainties should be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements. Additional information concerning the Company and its business, including additional factors that could materially affect the Company’s financial results, is included in the Company’s filings with the Securities and Exchange Commission.

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